As filed with the U.S. Securities and Exchange Commission on July 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

E-Power Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 703, West Zone, R&D Building

Zibo Science and Technology Industrial Entrepreneurship Park, No. 69 Sanying Road

Zhangdian District, Zibo City, Shandong Province

The People’s Republic of China

Tel +86 010 82967728

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Pursuant to Rule 415(a)(6), the securities being registered hereunder include $195,820,000 of unsold securities which remain unsold as of the date hereof (the “Unsold Securities”) previously registered by the registrant’s registration on Form F-3 (File No. 333-272386), as amended, which was initially filed with the U.S. Securities and Exchange Commission on June 2, 2023, amended on July 13, 2023, and August 2, 2023, and declared effective on August 9, 2023 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $21,579.36. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6), and the updated amount of new securities to be registered on this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process to replace our prior registration statement (File No. 333-272386) (the “Prior Registration Statement”) that is scheduled to expire on August 9, 2026, in accordance with applicable SEC regulations. Pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended, by filing this registration statement, the registrant may continue to issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this registration statement or (ii) 180 days after August 9, 2026. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

This registration statement contains a base prospectus for the purpose of implementing a “shelf” registration process. The base prospectus immediately follows this explanatory note and covers the offering, issuance, and sale by us of up to $200,000,000 of our Class A ordinary shares, preferred shares, debt securities, warrants, rights, and units. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, July 24, 2026

PROSPECTUS

$200,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

E-Power Inc.

We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of our Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately, as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We are a holding company incorporated in the Cayman Islands. We are not a Chinese operating company. The securities offered in this offering are securities of E-Power Inc., the offshore holding company in the Cayman Islands. Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “E-Power,” “our Company,” and the “Company” refer to E-Power Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (formerly known as Sunrise New Energy Co., Ltd.); and “SDH” or “the VIE” are to Global Mentor Board (Zibo) Information Technology Co., Ltd (formerly known as Global Mentor Board (Beijing) Information Technology Co., Ltd.), a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements.

As a holding company with no material operations of our own, substantially all of our business is conducted by (1) Sunrise (Guizhou) New Energy Material Co., Ltd (“Sunrise Guizhou”), a joint venture established by Zhuhai (Zibo) Investment Co., Ltd. (“Zhuhai Zibo”), a wholly owned subsidiary of the Company, and certain other partners, as a limited company pursuant to PRC laws, for the purpose of manufacturing and sales of graphite anode materials; and (2) SDH, the VIE entity that operates a knowledge sharing platform in China. Neither we nor our subsidiaries own any shares in the VIE. Instead, we are the primary beneficiary of the VIE for accounting purposes, as we control and receive the economic benefits of the VIE’s business operation through a series of contractual arrangements, also known as VIE Agreements, dated June 10, 2019, solely because we met the conditions for consolidation of the VIE under the generally accepted accounting principles in the United States (“U.S. GAAP”) for accounting purposes. The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure—The VIE Agreements.” As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries. The VIE Agreements enable us to be the primary beneficial of the VIE for accounting purposes, and to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP because we met the conditions for consolidation of the VIE. Pursuant to the VIE Agreements, which have not been tested in a court of law, the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated as if they were the results of our operations for accounting purposes only.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “EPOW.” On July 23, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $0.51 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of July 23, 2026, was approximately $24.8 million, which was calculated based on 48,740,598 Class A Ordinary Shares held by non-affiliates and the price of $0.51 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on July 23, 2026.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 20 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

As of December 31, 2025, 2024 and 2023, the VIE accounted for an aggregate of 6.30%, 4.05% and 5.48%, respectively, of our consolidated total assets, 3.76%, 7.14% and 6.54%, respectively, of our consolidated total liabilities, and 0.61%, 1.05% and 1.46%, respectively, of our consolidated total net revenues. See our consolidated financial statements and the related notes in the 2025 Annual Report. Because we do not hold equity interests in the VIE or its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including regulatory review of overseas listing of companies in the PRC through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. We have relied and expect to continue to rely on the VIE Agreements to control and operate the business of the VIE. The VIE Agreements, however, may not be as effective in providing us with the necessary control over the VIE and its operations. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. Under the current VIE Agreements, however, we rely on the performance by the VIE and its shareholders of their respective obligations under the contracts to exercise control over the VIE. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including, but not limited to the validity and enforcement of the VIE Agreements. The VIE Agreements may not be effective in providing control over the VIE. We may be also subject to sanctions imposed by PRC regulatory agencies, including Chinese Securities Regulatory Commission, if we fail to comply with their rules and regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China,” and “—Risks Related to Our Corporate Structure” in the 2025 Annual Report.

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue its current business operations.

We are subject to certain legal and operational risks associated with being based in the PRC, which could result in a material change in our PRC operating entities and the VIE’s operations and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. As of the date of this prospectus, we, our PRC subsidiaries, or the VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction.

As confirmed by our PRC counsel, Jincheng Tongda & Neal Law Firm (“JT&N”), as of the date of this prospectus, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the CAC, under the Cybersecurity Review Measures that became effective on February 15, 2022, or if the draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) is enacted as proposed, since (i) as companies that engage in business-oriented consulting services and manufacturing and sales of graphite anode materials, we, our PRC subsidiaries, or the VIE and its subsidiaries are unlikely to be classified as critical information infrastructure operators (“CIIOs”) by the PRC regulatory agencies; (ii) according to the interpretation of the relevant laws by the CAC, for online platform operators who have listed in foreign countries before the effective date of Cybersecurity Review Measures, and who are not seeking a new listing (such as a secondary or dual listing) in foreign countries, a cybersecurity review is not required; and (iii) the data processed in the business of the VIE and its subsidiaries, which is knowledge sharing and enterprise service platform business, is unlikely to have a bearing on national security. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our securities.” in the 2025 Annual Report.

Furthermore, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of relevant applications or its completion of subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. We are an Existing Issuer, based on the foregoing, we are required to file with the CSRC within three working days following the completion of this offering. We plan to file with the CSRC as required, however, we cannot assure you that we will be able to receive clearance of such compliance requirement in a timely manner, or at all. Any failure of us to fully comply with new regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors —Risks Related to Doing Business in China—The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.” in the 2025 Annual Report.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or our PRC subsidiaries, or the VIE and its subsidiaries’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor our PRC subsidiaries, or the VIE and its subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

As of the date of this prospectus, we, our PRC subsidiaries, or the VIE and its subsidiaries, (i) are not subject to additional permissions or approval requirements from any governmental agency that are required to approve the operations of our PRC subsidiaries, or the VIE and its subsidiaries, (ii) have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and (iii) no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (1) business license; (2) the ICP License for our knowledge sharing and enterprise service platform business; and (3) the approval for the Construction Land Use Planning Permit, the Construction Works Planning Permit, the Construction Permit, the Pollutant Discharge License, the filing-for-record procedures with the relevant work safety administrative department, the approval for the Environmental Impact Report and the Filing Certificate for Fire Safety Inspection and Acceptance of Construction Project for our new business of manufacturing and sales of graphite anode material. However, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all. Any failure of these entities to fully comply with such compliance requirements may cause our PRC subsidiaries, or the VIE and its subsidiaries to be unable to begin their new businesses or operations in the PRC, subject them to fines, relevant new businesses or operations suspension for rectification, or other sanctions. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Business—We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our graphite anode manufacturing and sales business and our knowledge share platform, which could have a material adverse impact on our business, financial conditions and results of operations.” in the 2025 Annual Report.

In addition, all the securities we are registering for sale may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) and related regulations, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years beginning in 2022. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained a provision to amend the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. Our former auditor, Marcum Asia CPAs LLP (“MarcumAsia”), as well as our current auditor, Wei, Wei & Co., LLP (“WW”), are PCAOB-registered public accounting firms subject to laws in the United States, pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards. As such, as of the date of this prospectus, our offering is not affected by the HFCA Act and related regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Holding Foreign Companies Accountable Act and related regulations all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor.” in the 2025 Annual Report.

As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor do they have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our operating entities. However, there is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company, our subsidiaries, or the VIE to transfer cash or assets. Current PRC regulations permit our PRC operating entities (our PRC subsidiaries and the VIE) to pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Cash dividends, if any, on our Class A Ordinary Shares would be paid in U.S. dollars. The PRC government also imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) in the PRC if certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. Furthermore, if our PRC operating entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. Due to the above restrictions, if we are unable to receive payments from our PRC operating entities, we will not be able to pay dividends to our investors, should we desire to do so in the future. For further details, see “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China— Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment”, and “— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, the VIE and its subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” Also see “Prospectus Summary—Asset Transfers between Our Company, Our Subsidiaries, and the VIE,” and “—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences” of this prospectus.

The Company’s management directly supervises cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments and our PRC subsidiaries, or the VIE and its subsidiaries. Each subsidiary, department, or PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount, intended use and timing of cash requested, and submits it to designated management members of the Company. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submits it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred, nor is there a written policy that addresses how we will handle any limitations on cash transfers due to PRC law. The foregoing is based upon our internal financial control policies, rather than any contractual or regulatory requirements.

Prior to the completion of our initial public offering in February 2021, the sources of funding of the Company, its subsidiaries and the VIE primarily consisted of capital injections by shareholders and cash generated from operations; after the completion of our initial public offering, E-Power made capital contributions to its subsidiaries. For the last three fiscal years, cash transfers and transfers of other assets among E-Power Inc., its subsidiaries were as follows: (i) For the fiscal year ended December 31, 2025, Shidong Zibo Digital Technology Co., Ltd. (“Zibo Shidong”) provided an interest-free loan of $427,687 to GIOP BJ; Sunrise Guizhou repaid a loan of $139,130 to Zibo Shidong, bearing interest at 4%; Guizhou Chenhui Trading Co., Ltd. (“Sunrise Chenhui”) provided an interest-free loan of $278,261 to Zibo Shidong; Sunrise Guizhou repaid a loan of $166,957 to Global Mentor Board (Hangzhou) Technology Co., Ltd. (“GMB Hangzhou”), bearing interest at 4%; Zibo Shidong paid $42,002 on behalf of the Company for legal fees; Alchemistica Inc. (“Alchemistica”) paid $175,426 on behalf of the Company for professional fees and the Company repaid Alchemistica $100,000. (ii) For the fiscal year ended December 31, 2024, the Company provided interest-free loans in the aggregate principal amount of $516,661 to E-POWER (HK) Industry Limited (formerly known as Global Mentor Board Information Technology Limited) (“EPOW Industry”) and an interest-free loan of $1,300,000 to the VIE’s subsidiary, Zibo Shidong; the VIE provided interest-free loans in the aggregate principal amount of $77,268 to GIOP BJ; Zibo Shidong provided interest-free loans in the aggregate principal amount of $150,880 to GIOP BJ; Sunrise Guizhou provided loans in the aggregate principal amount of $166,766 with a 4% interest rate to GMB Hangzhou and a loan of $347,430 with a 4% interest rate to Zibo Shidong. (iii) For the fiscal year ended December 31, 2023, the Company provided interest-free loans in the aggregate principal amount of $400,000 to Zibo Shidong, and received interest-free loans in the aggregate principal amount of $150,000 from the Company’s subsidiary, EPOW Industry. For more details, see “Prospectus Summary—Asset Transfers between Our Company, Our Subsidiaries, and the VIE,” “—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences”, and “—Selected Condensed Consolidated Financial Schedule,” and our audited consolidated financial statements in the 2025 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Alchemistica” are to Alchemistica Inc, a company organized under the laws of the State of Delaware and 71% of its equity interest is owned by E-Power Inc.;

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to Class A Ordinary Shares, par value US$0.0001 per share, of the Company;

●	“Class B Ordinary Shares” are to Class B Ordinary Shares, par value US$0.0001 per share, of the Company;

●	“EPOW Industry” are to E-POWER (HK) Industry Limited, formerly known as Global Mentor Board Information Technology Limited, E-Power’s wholly-owned-subsidiary, a Hong Kong corporation;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“GIOP BJ” or “WFOE” are to Beijing Mentor Board Union Information Technology Co, Ltd., a limited liability company organized under the laws of the PRC, Zhuhai Zibo’s wholly owned subsidiary;

●	“GMB (Beijing)” are to Shidong (Beijing) Information Technology Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“GMB Consulting” are to Global Mentor Board (Shanghai) Enterprise Management Consulting Co. Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“GMB Culture” are to Shanghai Voice of Seedling Cultural Media Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“GMB (Hangzhou)” are to Global Mentor Board (Hangzhou) Technology Co., Ltd., a limited liability company organized under the laws of the PRC, the VIE’s wholly owned subsidiary;

●	“GMB Health” are to Beijing Mentor Board Health Technology Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“GMB Technology” are to Mentor Board Voice of Seeding (Shanghai) Cultural Technology Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“Guizhou Yuanneng” are to Guizhou Yuanneng Zhihui Enterprise Management Partnership Enterprise (Limited Partnership), a limited partnership organized under the laws of the PRC and 94% of its equity interest is owned by the VIE;

●	“Innovation Research” are to Guizhou Sunrise Technology Innovation Research Co., Ltd., a limited liability company organized under the laws of the PRC and 39.35% of its equity interest is owned by E-Power Inc.;

●	“Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares;

●	“PRC subsidiaries” are to GIOP BJ, Zhuhai Zibo, Zhuhai Guizhou and their respective subsidiaries, collectively;

●	“RMB” or the “Renminbi” are to the legal currency of China;

●	“SDH” or the “VIE” are to Global Mentor Board (Zibo) Information Technology Co., Ltd., formerly known as Global Mentor Board (Beijing) Information Technology Co., Ltd., a limited liability company organized under the laws of the PRC;

●	“SDH New Energy” are to SDH (HK) New Energy Tech Co., Limited, E-Power’s wholly-owned-subsidiary, a Hong Kong corporation;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“Shandong Energy” are to Shandong Sunrise Energy Development Co., Ltd., a limited liability company organized under the laws of the PRC, EPOW Industry’s wholly owned subsidiary;

●	“Shandong Sunrise” are to Shandong Sunrise Technology Co., Ltd., a limited liability company organized under the laws of the PRC, Shandong Energy’s wholly owned subsidiary;

●	“Shidong Yike” are to Shidong Yike (Beijing) Technology Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“Sunrise Chenhui” are to Guizhou Chenhui Trading Co., Ltd, a limited liability company organized under the laws of the PRC and 39.35% of its equity interest is owned by E-Power Inc.;

●	“Sunrise Guizhou” are to Sunrise (Guizhou) New Energy Material Co., Ltd, a limited liability company organized under the laws of the PRC and 39.3519% of its equity interest is owned by E-Power Inc.;

●	“Sunrise Suiyuan” are to Shenzhen Sunrise Suiyuan New Materials Technology Co., Ltd., a limited liability company organized under the laws of the PRC and 25.58% of its equity interest is owned by E-Power Inc.;

●	“Sunrise Tech” are to Guizhou Sunrise Technology Co., Ltd., a limited liability company organized under the laws of the PRC and 39.35% of its equity interest is owned by E-Power Inc.;

●	“Sunrise Yitan” are to Shenzhen Sunrise Yitan New Energy Technology Co., Ltd., a limited liability company organized under the laws of the PRC and 25.58% of its equity interest is owned by E-Power Inc.;

●	“U.S.” are to the United States;

●	“US$,” “USD,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“VIE” are to the variable interest entity;

●	“Zhuhai Guizhou” are to Zhuhai (Guizhou) New Energy Investment Co., Ltd., a limited liability company organized under the laws of the PRC, SDH New Energy’s wholly owned subsidiary;

●	“Zhuhai Zibo” are to Zhuhai (Zibo) Investment Co., Ltd., a limited liability company organized under the laws of the PRC, SDH New Energy’s wholly owned subsidiary; and

●	“Zibo Shidong” are to Zibo Shidong Digital Technology Service Co., Ltd., a limited liability company organized under the laws of the PRC, the VIE’s wholly owned subsidiary.

As of the date of this prospectus, substantially all of the Company’s business is conducted by (1) Sunrise Guizhou, a joint venture formed by the Company and certain other shareholders, and (2) SDH, the Company’s VIE entity, in the PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars or US$. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars or US$. These US$ references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations and the value of our assets, including accounts receivable.

Unless expressly indicated herein to the contrary, all references to share amounts in this prospectus give retroactive effect to share consolidations, the last of which was effected on April 24, 2020.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

v

Prospectus Summary

Our Corporate Structure

We are a holding company incorporated under the laws of the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations primarily through a joint venture, Sunrise Guizhou, and the VIE, and its subsidiaries, in the PRC. Sunrise Guizhou was established in 2021 by our wholly owned subsidiary, Zhuhai Zibo, and certain other joint venture partners, as a limited company pursuant to PRC laws for the purpose of manufacturing and sales of graphite anode materials. As of the date of this prospectus, Zhuhai Zibo owns a 39.35% equity interest in Sunrise Guizhou, but has the power to cast a majority of votes at a meeting of the board of directors and governs the financial and operating policies of Sunrise Guizhou under an agreement among the shareholders. We do not own any equity interest in the VIE; rather we control the VIE via a series of contractual arrangements between GIOP BJ and the VIE. The VIE was established in 2014 as a limited company pursuant to PRC laws for the purpose of providing corporate consulting services. For a description of the VIE Agreements, see “—The VIE Agreements.” The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. Pursuant to the VIE Agreements, we are the primary beneficiary of the VIE and its subsidiaries for accounting purposes and consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP for accounting purposes only. The securities offered in this prospectus are securities of E-Power Inc., the holding company incorporated under the laws of the Cayman Islands, instead of securities of our PRC operating entities in the PRC. As a result of our use of the VIE structure, investors may never hold equity interests in the VIE or its subsidiaries. As such, our corporate structure involves unique risks to investors. For details, please see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in the 2025 Annual Report.

The following diagram illustrates the Company’s corporate structure, including its PRC subsidiaries, the VIE and its subsidiaries, as of the date of this prospectus.

The VIE Agreements

Neither we nor our subsidiaries own any shares in the VIE. Instead, we are the primary beneficiary of the VIE for accounting purposes, as we control and receive the economic benefits of the VIE’s business operation through a series of contractual arrangements, also known as VIE Agreements, for accounting purposes only. As a result of these contractual arrangements, which have not been tested in a court of law, under generally accepted accounting principles in the United States (“U.S. GAAP”), the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated in all aspects as if they were the results of our operations for accounting purposes only.

As of December 31, 2025, 2024 and 2023, the VIE accounted for an aggregate of 6.30%, 4.05% and 5.48%, respectively, of our consolidated total assets, 3.76%, 7.14% and 6.54%, respectively, of our consolidated total liabilities, and 0.61%, 1.05% and 1.46%, respectively, of our consolidated total net revenues. See our consolidated financial statements and the related notes in the 2025 Annual Report.

Each of the VIE Agreements is described in detail below:

Exclusive Technical and Consulting Services Agreement

Pursuant to the Exclusive Technical and Consulting Services Agreement between the VIE and GIOP BJ (the “Exclusive Service Agreement”), GIOP BJ provides the VIE with technical support, consulting services, business support and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to the VIE by GIOP BJ under the Exclusive Service Agreement, GIOP BJ is entitled to collect a service fee approximately equal to the VIE’s earnings before corporate income tax, i.e., the VIE’s revenue after deduction of operating costs, expenses and other taxes, subject to adjustment based on services rendered and the VIE’s operation needs.

This agreement became effective on June 10, 2019 and will remain effective unless otherwise terminated as required by laws or regulations, or by relevant governmental or regulatory authorities. Nevertheless, this agreement shall be terminated after all the equity interest in the VIE held by its shareholders and/or all the assets of the VIE have been legally transferred to GIOP BJ and/or its designee in accordance with the Exclusive Option Agreement.

The chief executive officer of GIOP BJ, Mr. Haiping Hu, is currently managing the VIE pursuant to the terms of the Exclusive Service Agreement. The Exclusive Service Agreement does not prohibit related party transactions. The Company’s audit committee is required to review and approve in advance any related party transactions, including transactions involving GIOP BJ or the VIE.

Equity Pledge Agreement

Under the Equity Pledge Agreement between GIOP BJ, and shareholders of the VIE, together holding 100% of the shares of the VIE (“the VIE Shareholders”), the VIE Shareholders pledged all of their equity interests in the VIE to GIOP BJ to guarantee the performance of the VIE’s obligations under the Exclusive Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that the VIE or the VIE Shareholders breach their respective contractual obligations under the Exclusive Service Agreement, GIOP BJ, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The VIE Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, GIOP BJ is entitled to dispose of the pledged equity interests in accordance with applicable PRC laws. The VIE Shareholders further agreed not to dispose of the pledged equity interests or take any actions that would prejudice GIOP BJ’s interests without the prior written consent of GIOP BJ.

The Equity Pledge Agreement is effective until: (1) the secured debt in the scope of pledge is cleared off; and (2) Pledgers transfer all the pledged equity interests to Pledgees according to the Exclusive Option Agreement, or other entity or individual designated by it.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of the VIE’s obligations under the Exclusive Service Agreement; (2) make sure the VIE Shareholders do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice GIOP BJ’s interests without GIOP BJ’s prior written consent. In the event the VIE breaches its contractual obligations under the Exclusive Service Agreement, GIOP BJ will be entitled to dispose of the pledged equity interests.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the VIE Shareholders irrevocably granted GIOP BJ (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in the VIE or the assets of the VIE. The option price to be paid by GIOP BJ to each shareholder of the VIE is RMB10 (approximately US$1.37) or the minimum amount to the extent permitted under PRC law at the time when such transfer occurs.

Under the Exclusive Option Agreement, GIOP BJ may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the VIE Shareholders’ equity interests in the VIE or the assets of the VIE. The Exclusive Option Agreement, together with the Equity Pledge Agreement, the Exclusive Service Agreement, and Powers of Attorney, enable GIOP BJ to exercise effective control over the VIE.

The Exclusive Option Agreement remains effective until all the equity or assets of the VIE is legally transferred under the name of GIOP BJ and/or other entity or individual designated by it, or unilaterally terminated by GIOP BJ with a 30-day written notice.

Powers of Attorney

Under each of the Powers of Attorney, the VIE Shareholders authorized GIOP BJ to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including, but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including, but not limited to, the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of the VIE.

The Powers of Attorney are irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the VIE Shareholders own the equity interests of the VIE.

Spousal Consents

Pursuant to the Spousal Consent, each spouse of the individual shareholders of the VIE irrevocably agreed that the equity interest in the VIE held by their respective spouses would be disposed of pursuant to the Equity Pledge Agreement, the Exclusive Option Agreement, and the Powers of Attorney. Each spouse of the shareholders agreed not to assert any rights over the equity interest in the VIE held by their respective spouses. In addition, in the event that any spouse obtains any equity interest in the VIE through the respective shareholder for any reason, he or she agreed to be bound by the contractual arrangements.

Risks Associated with Our Corporate Structure and the VIE Agreements

Because we do not hold equity interests in the VIE and its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including, but not limited to, regulatory review of overseas listing of companies in the PRC through special purpose vehicles, and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the VIE’s operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus.  For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” of the 2025 Annual Report.

The VIE Agreements may not be as effective as ownership in providing operational control. If we had ownership of the VIE and its subsidiaries, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE and its subsidiaries, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. But under the current contractual arrangements, as a legal matter, if the VIE or any of its subsidiaries and shareholders fails to perform their obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of the VIE were to refuse to transfer their equity interest in the VIE to us or our designee when we exercise the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Item 3. Key Information—D. Risk Factors —Risks Related to Our Corporate Structure—Our contractual arrangements with the VIE are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements.” in the 2025 Annual Report.

Business Overview

As a holding company with no material operations of our own, substantially all of our business is conducted by Sunrise Guizhou and the VIE. The VIE, started as a consulting company providing enterprise services to small and medium-sized enterprises in the PRC in December 2014, and launched a knowledge sharing and enterprise service platform in May 2016.

Beginning in fiscal year 2022, we started transitioning our core business from knowledge sharing and enterprise services to sales of graphite anode material products. In April 2022, we entered into the graphite anode material manufacturing and sales business through a joint venture, Sunrise Guizhou, of which we currently own 39.35% through Zhuhai Zibo, our wholly owned subsidiary. We consolidate Sunrise Guizhou’s financials because we own a majority of seats on its board of directors and control its financial and operating policies pursuant to an agreement among its funding shareholders. Sunrise Guizhou is located at Yilong New District, Xingyi City, Qian Southwest State, Guizhou Province, China. The land use of Sunrise Guizhou’s graphite anode manufacturing site is approximately 401,545 square meters, which Sunrise Guizhou purchased in March 2022 for approximately $6.6 million. Sunrise Guizhou began construction of a manufacturing plant in April 2022, and the first and second phase of such construction (30,000 tons annual manufacturing capacity) of the manufacturing plant have been completed. The third phase of construction of the manufacturing plant (20,000 tons annual manufacturing capacity) was approved by the board of the directors of the Company in March 2023, and is under construction.

Graphite anode materials play an essential role in fast-charging batteries, energy storage batteries, electric vehicles (EVs) power batteries, and long-cycle high-power batteries, as demand for lithium-ion batteries continues to rise—driven primarily by EVs and grid-scale energy storage. The BloombergNEF’s Electric Vehicle Outlook 2025 projects that annual EV sales will reach 39 million units by 2030 and could surpass 70 million units by 2040, with penetration rates above 80% in many developed countries. Meanwhile, the energy storage market is also growing rapidly. BloombergNEF forecasts that grid-scale battery storage installations will reach around 94 GW/247 GWh in 2025, and will maintain a 14.7% compound annual growth rate from 2025 to 2035. Based on the anticipated strong growth of the EV and energy storage sectors, Sunrise Guizhou expects growth in sales of its graphite anode materials.

Our Past Performance

We generated net revenue of $46,416,132, $64,997,741 and $45,050,405 for the fiscal years ended December 31, 2025, 2024 and 2023, respectively. For fiscal year 2025, net revenue decreased by $18,581,609, or 28.59%, which decrease was mainly driven by the strategy to decrease the sales volume on low gross margin products. For fiscal year 2024, net revenue increased by $19,947,336, or 44.28%, which increase was mainly driven by the continued growth of our graphite anode business. For fiscal year 2023, net revenue increased by $6,924,737, or 18.16%, which increase was mainly driven by the sale of graphite anode material products.

Our revenues for fiscal years 2025, 2024 and 2023 were derived from the following sources:

REVENUES, NET	2025	2024	2023
Graphite anode business	$46,342,154	$64,365,362	$44,384,004
Knowledge sharing and enterprise business	73,978	632,379	666,401
Revenues, net	$46,416,132	$64,997,741	$45,050,405

For fiscal year 2025, revenue from the sale of graphite anode material products was $46,342,154, which accounted for 99.84% of our total revenues, and revenue from knowledge sharing and enterprise business was $73,978, which accounted for approximately 0.16% of our total revenue.

For fiscal year 2024, revenue from the sale of graphite anode material products was $64,365,362, which accounted for 99.03% of our total revenues, and revenue from knowledge sharing and enterprise business was $632,379, which accounted for approximately 0.97% of our total revenue.

For fiscal year 2023, revenue from the sale of graphite anode material products was $44,384,004, which accounted for 98.52% of our total revenues, and revenue from knowledge sharing and enterprise business was $666,401, which accounted for approximately 1% of our total revenue.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report and in the section titled “Risk Factors” beginning on page 20 of this prospectus.

Risks Related to Our Business (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business” in our 2025 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	We have a limited operating history and are subject to the risks encountered by development-stage companies. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We have a limited operating history and are subject to the risks encountered by development-stage companies” in the 2025 Annual Report.

●	We have incurred substantial losses in the past and may incur losses in the future. There is substantial doubt about our ability to continue as a going concern. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We have incurred substantial losses in the past and may incur losses in the future. There is substantial doubt about our ability to continue as a going concern” in the 2025 Annual Report.

●	If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected” in the 2025 Annual Report.

●	We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results” in the 2025 Annual Report.

●	We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our graphite anode manufacturing and sales business and our knowledge share platform, which could have a material adverse impact on our business, financial conditions and results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our graphite anode manufacturing and sales business and our knowledge share platform, which could have a material adverse impact on our business, financial conditions and results of operations” in the 2025 Annual Report.

Risks Related to Our Graphite Anode Manufacturing and Sales Business (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Graphite Anode Manufacturing and Sales Business” in our 2025 Annual Report)

Risks and uncertainties related to our graphite anode manufacturing and sales business include, but are not limited to, the following:

●	Our graphite anode manufacturing and sales joint venture may not perform as well as we expected. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Our graphite anode manufacturing and sales joint venture may not perform as well as we expected” in the 2025 Annual Report.

●	Joint venture with which we engage for developing graphite anode manufacturing and sales business presents a number of challenges that could have a material adverse effect on our business and results of operations and cash flows. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Joint venture with which we engage for developing graphite anode manufacturing and sales business presents a number of challenges that could have a material adverse effect on our business and results of operations and cash flows” in the 2025 Annual Report.

●	We may not respond quickly to continued innovations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—We may not respond quickly to continued innovations” in the 2025 Annual Report.

●	Complying with numerous health, safety and environmental regulations is both complex and costly. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Complying with numerous health, safety and environmental regulations is both complex and costly” in the 2025 Annual Report.

●	Sunrise Guizhou depends on a few major customers, and the loss of any of which could cause a significant decline in our revenues. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Sunrise Guizhou depends on a few major customers, and the loss of any of which could cause a significant decline in our revenues” in the 2025 Annual Report.

●	Price volatility of our finished goods. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Price volatility of our finished goods” in the 2025 Annual Report.

●	Sunrise Guizhou faces the risk of fluctuations in the cost, availability, and quality of raw materials, which could adversely affect our results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Sunrise Guizhou faces the risk of fluctuations in the cost, availability, and quality of raw materials, which could adversely affect our results of operations” in the 2025 Annual Report.

●	Sunrise Guizhou may need additional capital to pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on acceptable terms or at all. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Sunrise Guizhou may need additional capital to pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on acceptable terms or at all” in the 2025 Annual Report.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in our 2025 Annual Report)

The VIE conducts the knowledge sharing and enterprise service platform and we consolidate the financials of the VIE under the U.S. GAAP for accounting purpose only; however, the VIE Agreements have not been tested in a court of law and are subject to significant risks, as set forth in the following risk factors. For a description of these VIE Agreements, see “Item 4. Information On the Company—C. Organizational Structure” in the 2025 Annual Report.

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” in the 2025 Annual Report.

●	We rely on contractual arrangements with the VIE and its subsidiaries, and shareholders for our China operations, which may not be as effective in providing operational control as direct ownership. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—We rely on contractual arrangements with the VIE and its subsidiaries, and shareholders for our China operations, which may not be as effective in providing operational control as direct ownership” in the 2025 Annual Report.

●	The contractual arrangements we have entered into with the VIE and its shareholders, and any other arrangements and transactions among related parties that we currently have or will have in future may be subject to scrutiny by the PRC tax authorities and they may determine that we owe additional taxes, which could substantially reduce our consolidated net income and the value of your investment. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—The contractual arrangements we have entered into with the VIE and its shareholders, and any other arrangements and transactions among related parties that we currently have or will have in future may be subject to scrutiny by the PRC tax authorities and they may determine that we owe additional taxes, which could substantially reduce our consolidated net income and the value of your investment” in the 2025 Annual Report.

●	The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” in the 2025 Annual Report.

●	We may lose the ability to use and enjoy assets held by the VIE that are material to the operation of certain portion of our business if the VIE goes bankrupt or become subject to a dissolution or liquidation proceeding. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—We may lose the ability to use and enjoy assets held by the VIE that are material to the operation of certain portion of our business if the VIE goes bankrupt or become subject to a dissolution or liquidation proceeding” in the 2025 Annual Report.

●	The dual class structure of our ordinary shares has the effect of concentrating voting control with our Chairman, and his interest may not be aligned with the interests of our other shareholders. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—The dual class structure of our ordinary shares has the effect of concentrating voting control with our Chairman, and his interest may not be aligned with the interests of our other shareholders” in the 2025 Annual Report.

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure— Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.” in the 2025 Annual Report.

●	As a “controlled company” under the listing rules of the NASDAQ Stock Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—As a “controlled company” under the listing rules of the NASDAQ Stock Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders” in the 2025 Annual Report.

●	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with such corporate governance listing standards. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with such corporate governance listing standards” in the 2025 Annual Report.

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2025 Annual Report and “Risk Factors” of this prospectus)

Risks and uncertainties relating to doing business in the PRC include, but not limited to, the following:

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” in the 2025 Annual Report.

●	Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our securities. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our securities” in the 2025 Annual Report.

●	The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2025 Annual Report.

●	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition” in the 2025 Annual Report.

●	Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all” in the 2025 Annual Report.

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may materially and adversely affect our business and impede our ability to continue our operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may materially and adversely affect our business and impede our ability to continue our operations” in the 2025 Annual Report.

●	Because our business is conducted in RMB and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Because our business is conducted in RMB and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments” in the 2025 Annual Report.

●	Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders” in the 2025 Annual Report.

●	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2025 Annual Report.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, the VIE and its subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, the VIE and its subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the 2025 Annual Report.

●	Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment” in the 2025 Annual Report.

●	If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation” in the 2025 Annual Report.

●	The disclosures in our reports and other filings with the SEC and our other public pronouncements may be subject to the scrutiny of any regulatory bodies in the PRC. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The disclosures in our reports and other filings with the SEC and our other public pronouncements may be subject to the scrutiny of any regulatory bodies in the PRC” in the 2025 Annual Report.

●	The Holding Foreign Companies Accountable Act and related regulations all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Holding Foreign Companies Accountable Act and related regulations all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor” in the 2025 Annual Report.

●	Our contractual arrangements with the VIE are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our contractual arrangements with the VIE are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements” in the 2025 Annual Report.

●	The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure” in the 2025 Annual Report.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us” in the 2025 Annual Report.

●	Increases in labor costs in the PRC may adversely affect our business and our profitability. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Increases in labor costs in the PRC may adversely affect our business and our profitability” in the 2025 Annual Report.

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China” in the 2025 Annual Report.

●	Escalating U.S.-China trade tensions and shifting international trade policies may increase our costs, disrupt supply chains, and adversely affect customer demand, thereby materially impacting our business, financial condition, and results of operations. See page 20 of this prospectus.

Risks Related to Our Class A Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market” in our 2025 Annual Report)

Risks and uncertainties related to our Class A Ordinary Shares and the trading market, but are not limited to, the following:

●	If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of our Class A Ordinary Shares could be subject to adverse United States federal income tax consequences. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of our Class A Ordinary Shares could be subject to adverse United States federal income tax consequences” in the 2025 Annual Report.

●	We have identified several material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—We have identified several material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud” in the 2025 Annual Report.

●	We do not intend to pay dividends for the foreseeable future. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—We do not intend to pay dividends for the foreseeable future” in the 2025 Annual Report.

●	The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price” in the 2025 Annual Report.

●	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were a U.S. issuer. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were a U.S. issuer” in the 2025 Annual Report.

●	If we cannot satisfy the listing requirements and other rules of Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—If we cannot satisfy the listing requirements and other rules of Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them” in the 2025 Annual Report.

●	Nasdaq has proposed a new $5 million minimum market value continued listing requirement that, if approved, could result in immediate suspension and delisting of our Class A Ordinary Shares without any cure period or opportunity to regain compliance. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—Nasdaq has proposed a new $5 million minimum market value continued listing requirement that, if approved, could result in immediate suspension and delisting of our Class A Ordinary Shares without any cure period or opportunity to regain compliance.” in the 2025 Annual Report.

●	Geopolitical conflicts involving Iran, military actions in the Middle East, and the war in Ukraine, notwithstanding ongoing diplomatic efforts, may adversely affect global economic conditions and cause significant volatility in the trading price of our Class A Ordinary Shares. See page 23 of this prospectus.

●	Nasdaq has adopted enhanced listing standards and has proposed other related rule changes that expand its discretionary authority, which could adversely affect our ability to maintain our listing on Nasdaq, limit the liquidity of our securities, or result in increased volatility or delisting risk. See page 24 of this prospectus.

●	Nasdaq may apply additional and more stringent criteria for our continued listing, since our insiders hold a large portion of our listed securities. See page 21 of this prospectus.

●	Our failure to satisfy the continued listing requirements of the Nasdaq Capital Market could result in our Class A Ordinary Shares being delisted from Nasdaq. See page 23 of this prospectus.

Permissions Required from PRC Authorities

We are subject to legal and operational risks associated with being based in the PRC, which could result in a material change in our PRC operating entities and the VIE’s operations and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. In recent years, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. As of the date of this prospectus, we, our PRC subsidiaries, or the VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction.

As confirmed by our PRC counsel, Jincheng Tongda & Neal Law Firm, as of the date of this prospectus, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the CAC, under the Cybersecurity Review Measures that became effective on February 15, 2022, or the Security Administration Regulation, which became effective on January 1, 2025, since (i) as companies that engage in business-oriented consulting services and manufacturing and sales of graphite anode materials, we, our PRC subsidiaries, or the VIE and its subsidiaries, are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) according to the interpretation of the relevant laws by the CAC, for online platform operators who have listed in foreign countries before the effective date of Cybersecurity Review Measures, and who are not seeking a new listing (such as a secondary or dual listing) in foreign countries, a cybersecurity review is not required; and (iii) the data processed in the business of the VIE and its subsidiaries, which is a knowledge sharing and enterprise service platform business, is unlikely to have a bearing on national security. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Regulation will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Regulation. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our securities” in the 2025 Annual Report.

Furthermore, on February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of relevant applications or its completion of subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. In the opinion of Jincheng Tongda & Neal Law Firm, although we are an Existing Issuer, share issuances under the Plans are not subject to the Trial Measures, and we are not required to file for the record with the CSRC pursuant to any share issuance under the Plans. However, there is no assurance that the CSRC will take the same position as us. In the event that we are required to submit filings with the CSRC and we do not comply with the filing procedures according to the Trial Measures, or if our filing materials contain false records, misleading statements, or material omissions, the CSRC may order us to rectify such non-compliance, issue a warning, and impose a fine of not less than RMB1 million and not more than RMB10 million. Any failure of us to fully comply with new regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors —Risks Related to Doing Business in China—The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2025 Annual Report.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or our PRC subsidiaries, or the VIE and its subsidiaries’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor our PRC subsidiaries, or the VIE and its subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

As of the date of this prospectus, we, our PRC subsidiaries, or the VIE and its subsidiaries, (i) are not subject to additional permissions or approval requirements from any governmental agency that are required to approve the operations of our PRC subsidiaries, or the VIE and its subsidiaries, (ii) have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and (iii) no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (1) a business license; (2) the ICP License for our knowledge sharing and enterprise service platform business; and (3) the approval for the Construction Land Use Planning Permit, the Construction Works Planning Permit, the Construction Permit, the Pollutant Discharge License, the filing-for-record procedures with the relevant work safety administrative department, the approval for the Environmental Impact Report and the Filing Certificate for Fire Safety Inspection and Acceptance of Construction Project for our new business of manufacturing and sales of graphite anode material. However, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all. Any failure of these entities to fully comply with such compliance requirements may cause our PRC subsidiaries, or the VIE and its subsidiaries to be unable to begin their new businesses or operations in the PRC, subject them to fines, subject relevant new businesses or operations to suspension for rectification, or other sanctions. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our graphite anode manufacturing and sales business and our knowledge share platform, which could have a material adverse impact on our business, financial conditions and results of operations” in the 2025 Annual Report.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC, or other PRC authorities with respect to this offering, as well as other procedures that may be imposed on us.

Asset Transfers Between Our Company, Our Subsidiaries, and the VIE

The Company’s management directly supervises cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments and our PRC subsidiaries, or the VIE and its subsidiaries. Each subsidiary, department, or PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount, intended use and timing of cash requested, and submits it to designated management members of the Company. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submits it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. Prior to the completion of our initial public offering in February 2021, the sources of funding of the Company, its subsidiaries and the VIE primarily consisted of capital injections by shareholders and cash generated from operations. For the last three fiscal years, cash transfers and transfers of other assets among E-Power Inc., its subsidiaries, and the VIE were as follows:

(i)	for fiscal year ended December 31, 2025, Zibo Shidong provided an interest-free loan of $427,687 to GIOP BJ; Sunrise Guizhou repaid a loan of $139,130 to Zibo Shidong, bearing interest at 4%; Sunrise Chenhui provided an interest-free loan of $278,261 to Zibo Shidong; Sunrise Guizhou repaid a loan of $166,957 to GMB Hangzhou, bearing interest at 4%; Zibo Shidong paid $42,002 on behalf of the Company for legal fees; Alchemistica paid $175,426 on behalf of the Company for professional fees and the Company repaid Alchemistica $100,000.

(ii)	for the fiscal year ended December 31, 2024, the Company provided interest-free loans of $516,661 to EPOW Industry, and an interest-free loans of $1,300,000 to Zibo Shidong; the VIE provided interest-free loans of $77,268 to GIOP BJ; Zibo Shidong provided interest-free loans of $150,880 to GIOP BJ ; Sunrise Guizhou provided loans of $166,766 with 4% interest rate to GMB Hangzhou, and a loan of $347,430 with 4% interest rate to Zibo Shidong; and

(iii)	for the fiscal year ended December 31, 2023, the Company provided interest-free loans of $400,000 to Zibo Shidong, and received interest-free loans of $150,000 from EPOW Industry.

As of the date of this prospectus, the Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor do they have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. See “Prospectus Summary—Selected Condensed Consolidated Financial Schedule” of this prospectus, and our audited consolidated financial statements in the 2025 Annual Report.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

Relevant PRC laws and regulations permit the companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in the PRC are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, in order for us to pay dividends to our shareholders, (1) we will rely on payments made from the VIE, pursuant to the VIE Agreements, and the distribution of such payments to GIOP BJ as dividends from the VIE, and then to our Company, and (2) we will also rely on the payment from our PRC operating subsidiaries to us as dividends. If our PRC subsidiaries, or the VIE and its subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of the PRC for tax purposes, any dividends we pay to our overseas shareholders may be regarded as PRC-sourced income and as a result may be subject to PRC withholding tax. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.” of the 2025 Annual Report.

The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our and our PRC subsidiaries, the VIE and its subsidiaries’ income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

However, there is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company, our subsidiaries, or VIE to transfer cash or assets. Current PRC regulations permit our PRC operating entities to pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) in the PRC if certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted outside of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. Furthermore, if our PRC operating entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. Due to the above restrictions, if we are unable to receive payments from our PRC operating entities, we will not be able to pay dividends to our investors, should we desire to do so in the future. For further details, see “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China— Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment”, and “—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, the VIE and its subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” Also see “Risk Factors—To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, or of the VIE is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.” of this prospectus. Any limitation on the ability of our PRC subsidiaries, or the VIE and its subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital. However, our operations and business, including investment and/or acquisitions by our PRC subsidiaries, or the VIE and its subsidiaries within the PRC, will not be affected as long as the capital is not transferred in or out of the PRC.

Selected Condensed Consolidated Financial Schedule

As a holding company with no material operations of our own, we conduct our operations through Sunrise Guizhou, the VIE and its subsidiaries in the PRC. Our subsidiaries and the VIE and its subsidiaries as of the date of this prospectus are described below:

Name	Date of incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities
Subsidiaries
EPOW Industry	March 22, 2019	HK	100% by the Company	Holding company
Alchemistica	August 5, 2025	U.S.	71% by the Company	Business development on lithium battery materials
Shandong Sunrise	June 10, 2026	PRC	100% by the Company	Advanced process design system integration and technical services for lithium battery anode materials
Shandong Energy	July 15, 2026	PRC	100% by the Company	Advanced process design system integration and technical services for lithium battery anode materials
GIOP BJ	June 3, 2019	PRC	100% by the Company	Holding company
Shidong Cloud	December 22, 2021	PRC	75% by the Company	Educational consulting
SDH New Energy	October 8, 2021	HK	100% by the Company	Holding company
Zhuhai Zibo	October 15, 2021	PRC	100% by the Company	New energy investment
Zhuhai Guizhou	November 23, 2021	PRC	100% by the Company	New energy investment
Sunrise Guizhou	November 8, 2021	PRC	39.35% by the Company	Manufacture of lithium battery materials
Sunrise Tech	September 1, 2011, acquired through an asset acquisition on July 7, 2022	PRC	39.35% by the Company	Manufacture of lithium battery materials
Sunrise Guxian	April 26, 2022	PRC	20.07% by the Company	Manufacture of lithium battery materials
Innovation Research	December 13, 2022	PRC	39.35% by the Company	Research and development
Sunrise Yitan	June 24, 2024	PRC	25.58% by the Company	Research and development of Sodium-ion battery
Sunrise Suiyuan	June 24, 2024	PRC	25.58% by the Company	Research and development of silicon carbon battery
Sunrise Chenhui	March 25, 2024	PRC	39.35% by the Company	Sales of lithium battery materials
Sunrise Anhui	January 21, 2025	PRC	39.35% by the Company	Production of lithium battery materials
Variable Interest Entity (“VIE”) and subsidiaries of VIE
SDH or the VIE	December 5, 2014	PRC	N/A	Knowledge sharing and enterprise service platform provider
GMB (Hangzhou)	November 1, 2017	PRC	100% by the VIE	Consulting, training and tailored services provider
GMB Consulting	June 30, 2017	PRC	51% by the VIE	Consulting services provider
GMB Culture	June 22, 2017	PRC	51% by the VIE	Cultural and artistic exchanges and planning, conference services provider
GMB (Beijing)	June 19, 2018	PRC	51% by the VIE	Information technology services provider
GMB Technology	August 29, 2018	PRC	30.6% by the VIE	Technical services provider
Zibo Shidong	October 16, 2020	PRC	100% by the VIE	Technical services provider
GMB Health	January 7, 2022	PRC	100% by the VIE	Health services
Shidong Yike	July 16, 2021	PRC	100% by the VIE	Health services
Guizhou Yuanneng	April 1, 2024	PRC	94% by the VIE	Holding company

The following tables present selected condensed consolidating financial data of E-Power Inc. and its subsidiaries and the VIE and its subsidiaries for the fiscal years ended December 31, 2025, 2024, and 2023 and balance sheet data as of December 31, 2025, 2024, and 2023.

SELECTED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS DATA

	Year ended December 31, 2025
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Revenues, net	-	53,588,439	9,358,263	(16,530,570)	46,416,132
Total cost and operating expenses	1,273,505	68,660,177	9,040,508	(16,530,570)	62,443,620
(Loss) Profit from operations	(1,273,505)	(15,071,737)	317,754	-	(16,027,488)
(Loss) Profit before income taxes	(7,809,895)	(19,273,462)	423,589	-	(26,659,768)
Net (loss) income	(7,809,895)	(19,273,075)	423,589	-	(26,659,381)

	Year ended December 31, 2024
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Revenue, net	-	71,276,389	2,899,946	(9,178,594)	64,997,741
Total cost and operating expenses	1,776,146	86,746,148	2,250,369	(9,178,594)	81,594,069
(Loss) Profit from operations	(1,776,146)	(15,469,759)	649,577	-	(16,596,328)
(Loss) Profit before income taxes	(1,778,111)	(17,052,619)	855,129	-	(17,975,601)
Net (loss) income	(1,778,111)	(17,057,370)	854,317	-	(17,981,164)

	Year ended December 31, 2023
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Revenue, net	-	44,394,292	656,113	-	45,050,405
Total cost and operating expenses	6,524,022	65,728,723	3,327,665	-	75,580,410
Loss from operations	(6,524,022)	(21,334,431)	(2,671,552)	-	(30,530,005)
Loss before income taxes	(6,611,490)	(22,612,303)	(3,697,157)	-	(32,920,950)
Net loss	(6,611,490)	(22,612,303)	(3,696,931)	-	(32,920,724)

SELECTED CONDENSED CONSOLIDATING BALANCE SHEET DATA

	As of December 31, 2025
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Total current assets	8,953,999	89,876,704	18,481,304	(45,068,778)	72,243,229
Total non-current assets	14,939,000	79,531,416	4,730,433	(15,007,629)	84,193,220
Total assets	23,892,999	169,408,120	23,211,737	(60,076,407)	156,436,449
Total current liabilities	371,987	133,490,256	11,871,961	(45,068,778)	100,665,426
Total non-current liabilities	-	39,878,853	-	-	39,878,853
Total liabilities	371,987	173,369,109	11,871,961	(45,068,778)	140,544,279

	As of December 31, 2024
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Total current assets	2,442,761	66,149,892	14,823,298	(20,405,078)	63,010,873
Total non-current assets	14,540,000	75,540,659	4,537,251	(14,605,751)	80,012,159
Total assets	16,982,761	141,690,551	19,360,549	(35,010,829)	143,023,032
Total current liabilities	252,338	93,511,037	13,398,312	(20,405,078)	86,756,609
Total non-current liabilities	-	28,971,750	-	-	28,971,750
Total liabilities	252,338	122,482,787	13,398,312	(20,405,078)	115,728,359

	As of December 31, 2023
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Total current assets	3,030,688	30,874,514	7,673,555	(5,762,862)	35,815,895
Total non-current assets	14,540,000	80,084,256	4,604,379	(14,540,000)	84,688,635
Total assets	17,570,688	110,958,770	12,277,934	(20,302,862)	120,504,530
Total current liabilities	31,823	64,306,203	4,913,254	(5,762,862)	63,488,418
Total non-current liabilities	-	11,684,348	-	-	11,684,348
Total liabilities	31,823	75,990,551	4,913,254	(5,762,862)	75,172,766

SELECTED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS DATA

	Year ended December 31, 2025
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Net cash (used in) provided by operating activities	(773,372)	(24,868,890)	481,678	-	(25,160,584)
Net cash used in investing activities	(399,000)	(10,311,033)	(980,477)	469,426	(11,221,084)
Net cash provided by financing activities	7,743,162	46,922,201	264,348	(469,426)	54,460,285

	Year ended December 31, 2024
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Net cash used in operating activities	(1,269,634)	(2,574,103)	(1,508,420)	-	(5,352,157)
Net cash provided by (used in) investing activities	1,071,942	(2,293,647)	423,298	1,430,868	632,461
Net cash (used in) provided by financing activities	(150,000)	11,251,341	961,196	(1,430,868)	10,631,669

	Year ended December 31, 2023
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Net cash (used in) provided by operating activities	(1,516,279)	(5,592,986)	(423,730)	250,000	(7,282,995)
Net cash provided by (used in) investing activities	878,000	(7,881,035)	-	-	(7,003,035)
Net cash provided by (used in) financing activities	-	13,529,267	400,000	(250,000)	13,679,267

Corporate Information

Our principal executive offices are located at Room 703, West Zone, R&D Building, Zibo Science and Technology Industrial Entrepreneurship Park, No. 69 Sanying Road, Zhangdian District, Zibo City, Shandong Province, PRC, and our phone number is +86 010 82967728. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, and the phone number of our registered office is +1 345 945 3901. We maintain a corporate website at www.sdh365.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

On January 5, 2026, at the annual general meeting of shareholders of the Company, the shareholders adopted a special resolution to change the Company’s name from “Sunrise New Energy Co., Ltd.” to “E-Power Inc.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under this section, and under the “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, investing in our securities is highly speculative and involves a significant degree of risk. We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, all of our operations are conducted through our subsidiaries, the VIE, and its subsidiaries formed in the PRC. Our securities offered in this offering are securities of the Company, the offshore holding company in the Cayman Islands, instead of securities of the Company’s subsidiaries, the VIE, or its subsidiaries in China. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless.

Risks Related to Doing Business in China

Escalating U.S.-China trade tensions and shifting international trade policies may increase our costs, disrupt supply chains, and adversely affect customer demand, thereby materially impacting our business, financial condition, and results of operations.

There have been heightened tensions in international relations, particularly between the United States and China. Recently, the U.S. government has taken steps to reassess its trade policies with several countries, with a primary focus on China. These policies have undergone significant changes, including the imposition of escalating tariffs, strategic export controls, and targeted sanctions. However, the future direction of U.S. and global trade policy remains uncertain. It is unclear what additional actions may be taken by the U.S. or other governments regarding international trade agreements, tariffs on imported goods, tax policies related to international commerce, or other trade-related measures. Should new tariffs, legislation, or regulations be introduced, or if existing trade agreements are renegotiated or further retaliatory actions are taken in response to ongoing U.S.-China trade tensions, such developments could adversely affect the demand for our products, limit our access to certain markets, or impair the competitiveness of our pricing.

Our cost structure is sensitive to the prices of components and raw materials, which are subject to global commodity market conditions, supply chain disruptions, and transportation costs. Continued increases due to tariffs or supply chain inefficiencies may erode our gross margins. Furthermore, increased costs borne by our customers, particularly those with international exposure, could be passed on to us, potentially affecting our revenue and operating margins. Although we are taking measures to facilitate operational flexibility and evaluating alternative sourcing and technological solutions, we cannot guarantee that these measures will fully shield us from the broader economic and regulatory effects of the ongoing trade conflict and policy shifts. As a result, our business, financial condition, and results of operations could be materially and adversely affected by continued trade tensions, rising costs, and regulatory uncertainty in the global trade environment.

Risks Related to Our Class A Ordinary Shares and the Trading Market

Nasdaq may apply additional and more stringent criteria for our continued listing, since our insiders hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including: (i) where the company engaged an auditor that has not been subject to an inspection by the PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities (in which instance, Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company); and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Since our insiders hold a large portion of our listed securities, Nasdaq may apply additional and more stringent criteria for our continued listing. If we fail to satisfy Nasdaq’s enhanced listing requirements, or even if we satisfy such requirements but Nasdaq nevertheless determines that the continued listing of our securities is inadvisable or unwarranted, Nasdaq may delist our Class A Ordinary Shares. Any such delisting could materially and adversely affect the trading market for our Class A Ordinary Shares and could cause their value to decline significantly or become worthless.

On January 13, 2026, Nasdaq proposed new listing rules requiring companies on the Nasdaq Global and Capital Markets to maintain a minimum market value of listed securities of at least $5 million. Under this proposal, if our market value falls below $5 million for 30 consecutive business days, our Class A Ordinary Shares would be immediately suspended from trading and delisted from Nasdaq, with no cure period, no compliance period, and no stay of suspension during any appeal.

This proposed rule represents a fundamental departure from Nasdaq’s traditional approach to listing deficiencies. Unlike other continued listing requirements that provide companies with 180 days or more to regain compliance, the proposed market value requirement would result in immediate and irreversible consequences. While we could request a hearing before a Nasdaq Listing Qualifications Hearings Panel to appeal a delisting determination, such a request would not prevent the immediate suspension of our Class A Ordinary Shares from trading. Furthermore, the panel would have extremely limited discretion and could only reverse the delisting decision if it determines that the initial determination was in error, and the panel could not consider evidence that we had subsequently regained compliance or grant us additional time to do so.

Nasdaq’s proposal reflects its belief that once a company’s market value falls below $5 million, the challenges facing that company are generally not temporary and are so severe that the company is unlikely to regain and sustain compliance for the long term. Nasdaq further believes it is difficult to maintain fair and orderly markets for such low-value companies. The SEC must decide on the proposal within 45 days of publication in the Federal Register, unless it extends the review period, creating uncertainty regarding whether and when this rule may become effective.

Our market value is calculated as our consolidated closing bid price multiplied by our total listed securities. Factors that could cause our market value to fall below the proposed threshold include continued stock price decline, lack of investor interest, adverse market conditions, negative developments in our business operations, dilutive financing transactions, or broader market volatility affecting microcap companies.

This proposal is part of a broader trend of Nasdaq tightening listing standards for smaller issuers, including recent rules granting Nasdaq discretion to deny initial listings based on susceptibility to manipulative trading and other market value-based requirements. This increasingly stringent regulatory environment creates greater challenges for microcap companies such as us to maintain public listings.

If the proposed $5 million market value continued listing requirement is approved and we subsequently fail to maintain the required market value for 30 consecutive business days, our Class A Ordinary Shares would be immediately suspended from trading and delisted from Nasdaq without any opportunity to cure the deficiency. Such suspension and delisting would have severe adverse consequences for our business, our ability to raise capital, and the liquidity and value of our shareholders’ investments. Moreover, even if we remain in compliance with quantitative criteria, Nasdaq retains discretionary authority under Rule IM-5101-1 to suspend or terminate a company’s listing if necessary to protect investors or ensure the orderly operation of the market, which could result in similar adverse consequences even absent a failure to meet specific quantitative thresholds.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and certain requirements of the Sarbanes-Oxley Act of 2022 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules, and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act and the Dodd-Frank Act, related rules and regulations of the SEC and Nasdaq, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our board of directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC;

●	comply with rules and regulations promulgated by Nasdaq;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our Class A Ordinary Shares; and

●	involve and retain to a greater degree outside counsel and accountants in the above activities.

Our failure to satisfy the continued listing requirements of the Nasdaq Capital Market could result in our Class A Ordinary Shares being delisted from Nasdaq.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. To maintain our listing, we are required to satisfy continued listing requirements of Nasdaq. On May 20, 2026, the Company received a written notification letter (the “Notification Letter”) from the Listing Qualifications Department of Nasdaq, advising the Company that it is not in compliance with the minimum bid price requirement set forth in the Nasdaq Listing Rules for continued listing on the Nasdaq. The Notification Letter does not impact the Company’s listing on Nasdaq at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until November 16, 2026, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s Class A Ordinary Shares must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by November 16, 2026, the Company may be eligible for additional time to regain compliance or may face delisting. The Company’s business operations are not affected by the receipt of the Notification Letter. The Company intends to monitor the closing bid price of its Class A Ordinary Shares and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse share split of its outstanding Class A Ordinary Shares, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. In the event that the Company requests from The Nasdaq Stock Market additional time to regain compliance, there is no assurance that such request will be granted.

If the Company fails to satisfy the minimum bid price requirement or any other continued listing requirement, Nasdaq may take steps to delist our securities. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the listing requirements of Nasdaq. There can be no assurance that we will maintain the compliance of our securities with the Nasdaq listing requirements.

If we are delisted from Nasdaq, our securities may be eligible for trading on an over-the-counter market. If we are not able to obtain a listing on another stock exchange or quotation service for our securities, it may be extremely difficult or impossible for shareholders to sell their shares. If we are delisted from Nasdaq, but obtain a substitute listing for our securities, it will likely be on a market with less liquidity, and therefore our securities may experience potentially more price volatility than experienced on Nasdaq. Shareholders may not be able to sell their securities on any such substitute market in quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our securities are delisted from Nasdaq, the value and liquidity of our securities would likely be significantly adversely affected. A delisting of our securities from Nasdaq could also adversely affect our ability to obtain financing for our operations and/or result in a loss of confidence by investors, employees and/or business partners.

Geopolitical conflicts involving Iran, military actions in the Middle East, and the war in Ukraine, notwithstanding ongoing diplomatic efforts, may adversely affect global economic conditions and cause significant volatility in the trading price of our Class A Ordinary Shares.

The heightened military conflict involving the United States, Israel, and Iran, which escalated significantly in February 2026, has led to profound instability in global financial and energy markets. These events, including the closure of strategic airspaces and critical maritime routes such as the Strait of Hormuz and the Red Sea, have contributed to a dramatic increase in the price of oil and gas and created widespread market uncertainty. While the United States and Iran are currently engaged in indirect technical talks in Doha, Qatar, aimed at solidifying a 14-point memorandum of understanding designed to end the conflict, there can be no assurance that such negotiations will succeed or that any agreement reached will be implemented, sustained, or sufficient to restore stability to affected markets. The ongoing disruptions caused by these military actions, and the potential for further escalation or the failure of diplomatic efforts, could result in protracted and severe damage to the global economy and investment climate.

Nasdaq has adopted enhanced listing standards and has proposed other related rule changes that expand its discretionary authority, which could adversely affect our ability to maintain our listing on Nasdaq, limit the liquidity of our securities, or result in increased volatility or delisting risk.

Nasdaq has recently adopted a series of rule changes that enhance its initial and continued listing standards and has proposed other related rule changes to the SEC for approval, that expand Nasdaq’s discretionary authority in evaluating and enforcing compliance with those standards. For example, Nasdaq has recently proposed amendments to its initial listing standards that would impose additional requirements specifically on China-based issuers, including heightened liquidity thresholds and more rigorous corporate governance disclosures. These proposed changes reflect a broader trend by Nasdaq to increase scrutiny of companies with significant operations or affiliations in China. In addition, recent changes to Nasdaq listing standards and Nasdaq’s expanded discretionary authority to deny initial listings under Rule IM-5101-3, even where a company meets all applicable quantitative and qualitative criteria, further signal a trend toward tighter listing controls. In exercising this discretion, Nasdaq has indicated that it may consider factors such as a company’s geographic nexus, business model, and relationships with professional advisors. As such, companies with operations in China or other emerging markets may face a higher burden in satisfying Nasdaq’s listing expectations. Moreover, Nasdaq has recently increased its initial listing requirements relating to the minimum market value of unrestricted publicly held shares. Effective January 17, 2026, companies seeking to list on the Nasdaq Capital Market or the Nasdaq Global Market under the net income standard are required to have a minimum market value of unrestricted publicly held shares of $15 million, compared to prior thresholds of $5 million and $8 million, respectively.

On January 13, 2026, Nasdaq filed a rule proposal with the SEC to adopt a new continued listing requirement that would require all companies listed on the Nasdaq Global Market or Nasdaq Capital Market to maintain a minimum market value of listed securities of US$5 million. Under the proposed rule, if a company’s market value of listed securities falls below this threshold for 30 consecutive trading days, Nasdaq may immediately suspend trading and initiate delisting proceedings without affording the company a compliance cure period. This proposed rule, if adopted, would be in addition to Nasdaq’s existing continued listing requirements, which include minimum bid price, publicly held shares, and shareholders’ equity, among others. If the market value of our Class A Ordinary Shares were to fall below the proposed $5 million threshold or we otherwise fail to satisfy Nasdaq’s continued listing standards, we could face delisting proceedings on an accelerated basis. Moreover, even if we remain in compliance with quantitative criteria, Nasdaq retains discretionary authority under Rule IM-5101-1 to suspend or terminate a company’s listing if necessary to protect investors or ensure the orderly operation of the market. We cannot assure you that we will be able to maintain compliance with Nasdaq’s continued listing standards, particularly in light of our trading volume, market capitalization, public float and other qualitative factors. If we are unable to maintain our listing, we may be forced to trade on an over-the-counter market, which may be less liquid and more volatile and could impair investors’ ability to buy or sell our Class A Ordinary Shares. The loss of our Nasdaq listing could also reduce our visibility and credibility in the market and adversely affect our ability to access capital through future equity financings.

On June 3, 2026, the SEC approved Nasdaq Rule IM-5101-4, which specifies how Nasdaq will utilize its authority under Nasdaq Rule 5101 to delist securities in circumstances where: (i) such securities exhibit trading activity that is indicative of potential manipulation; (ii) the SEC has implemented a temporary trading suspension of such securities pursuant to Section 12(k) of the Exchange Act (a “Section 12(k) suspension”); and (iii) Nasdaq determines that delisting such securities is necessary to protect investors. Under Nasdaq Rule IM-5101-4, Nasdaq may exercise this authority on a case-by-case basis, taking into account all relevant facts and circumstances. Nasdaq may exercise its authority under Nasdaq Rule IM-5101-4 even where the potential manipulation appears to be driven by third parties with no known connection to the securities issuer. In the event that Nasdaq makes a determination to delist securities pursuant to its authority under Nasdaq Rule IM-5101-4, the affected company may seek a review of such determination pursuant to Nasdaq Rule 5815. However, as Nasdaq Rule IM-5101-4 is newly implemented, the criteria pursuant to which an appeal may succeed remain uncertain as of the date of this prospectus.

Should the SEC determine that the trading activity in our Class A Ordinary Shares has exhibited characteristics that trigger a Section 12(k) suspension, and Nasdaq thereupon conducts a review under Nasdaq Rule IM-5101-4, our Class A Ordinary Shares could be subject to delisting, and we can provide no assurance that, under such circumstances, we would prevail in appealing any such delisting determination.

Furthermore, the continuing war in Ukraine and the resulting sanctions levied by the United States, the European Union, and other nations against Russia continue to impact global financial markets. The extent and duration of the military actions in the Middle East and Eastern Europe, as well as the resulting sanctions and market disruptions, cannot be predicted but are expected to remain substantial.

Such geopolitical instability often leads to broad sell-offs in equity markets and heightened investor sensitivity to risk. Consequently, these developments may materially and adversely affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. We cannot predict the ultimate progress or outcome of these situations, and any prolonged unrest or intensified military activities could have a material adverse effect on the global economy, which in turn could adversely affect our financial condition and the value of our securities.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association which are currently effective (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles”).

We were incorporated as an exempted company with limited liability under the Companies Act of the Cayman Islands, as amended, or the “Cayman Companies Act,” on February 22, 2019. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm, or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Shares

Our Class A Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors of the Company (the “Board”) determines otherwise, each holder of our Class A Ordinary Shares will not receive a certificate in respect of such Class A Ordinary Shares. Our shareholders may freely hold and vote their Class A Ordinary Shares. We may not issue shares or warrants to bearer.

Our authorized share capital is US$500,000 divided into 3,500,000,000 Class A Ordinary Shares of par value US$0.0001 each and 1,500,000,000 Class B Ordinary Shares of par value US$0.0001 each. Subject to the provisions of the Cayman Companies Act, the rules of Nasdaq, our Memorandum and Articles, and any special rights conferred on the holders of any shares or class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount, except in accordance with the provisions of Cayman Companies Act. In particular and without prejudice to the generality of the foregoing, the Board is empowered to authorize the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by Cayman Companies Act. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares or Class B Ordinary Shares. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

Markets

Our Class A Ordinary Shares have been listed on the Nasdaq Capital Market under the symbol “EPOW.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Dividends may be declared and paid out of the profits of the Company, realized or unrealized, or from any reserve set aside from profits which the directors determine is no longer needed. The Board may also declare and pay dividends out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Cayman Companies Act.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and 20 votes for every Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the sanction of a special resolution at a separate general meeting of the holders of shares of that class. The necessary quorum for such meeting shall be a person or persons together holding or representing by proxy not less than one-third in nominal value of the issued voting shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, we may, by ordinary resolution:

(a)	increase the Company’s share capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the directors may determine provided always that, for the avoidance of doubt, where a class of shares has been authorized by the Company no resolution of the Company in general meeting is required for the issuance of shares of that class and the directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favorable voting rights, must include the words “restricted voting” or “limited voting”;

(d)	sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Company’s Memorandum (subject, nevertheless, to the Cayman Companies Act), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

Unclaimed Dividend

A dividend or bonus that remains unclaimed for a period of six years from the date of declaration shall be forfeited and shall revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, on such terms and in such manner, including out of capital, as the Board may deem fit;

(b)	with the consent by special resolution passed at a separate general meeting of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase or otherwise acquire its own shares, with such power to be exercisable by the Board in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit and any determination by the Board of the manner of purchase shall be deemed authorized by the Articles for purposes of the Cayman Companies Act.

Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases. If purchases are by tender, tenders shall comply with applicable laws.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Conversion of Shares

Each Class B Ordinary Share issued is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such shares, into one fully paid and non-assessable Class A Ordinary Share.

Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any person or entity which is not an affiliate of such holder, each such Class B Ordinary Share shall be automatically and immediately converted into one Class A Ordinary Share upon the effectiveness of such transfer such that the recipient receives one Class A Ordinary Share for every one Class B Ordinary Share attempted to be transferred.

All conversions of Class B Ordinary Share to Class A Ordinary Share shall be effected by way of redemption or repurchase by the Company of the relevant Class B Ordinary Share and the simultaneous issue of Class A Ordinary Share in consideration for such redemption or repurchase. The shareholders and the Company are required to procure that any and all necessary corporate actions are taken to effect such conversion.

Transfer of Shares

Subject to the restrictions contained in our Articles and the requirements of Nasdaq, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in any usual or common form or any other form approved by the Board or Nasdaq. The instrument of transfer must be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so.

Our board of directors may, in its absolute discretion, decline to recognize any instrument of transfer unless:

(a)	a fee of such maximum sum as the Designated Stock Exchange (as defined under our Articles) may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is lodged at the registered office of the Company or such other place at which the Company’s register of members (or branch register) is kept in accordance with the Cayman Companies Act accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

(d)	if applicable, the instrument of transfer is duly and properly stamped; and

(e)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as the Board may from time to time determine. However, the registration of transfers may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records. However, our Articles provide shareholders and other persons with certain rights to inspect our register of members.

General Meeting of Shareholders

Our Articles provide that the Company may, but shall not be obligated to, hold a general meeting as an annual general meeting in each year, which, if held, shall be convened by the Board in accordance with the Articles.

All general meetings other than annual general meetings shall be called extraordinary general meetings. Extraordinary general meetings may be held at such times and in any location in the world as may be determined by the Board.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at general meetings. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Company’s registered office. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

To the extent that shareholders hold in aggregate less than thirty percent (30%) of the outstanding voting shares in the Company, they cannot: (a) call general meetings or annual general meetings; and (b) include matters for consideration at shareholder meetings.

A shareholder may give notice to the Company of business proposed to be brought before an annual general meeting provided that such notice of proposal of business must be delivered to, or mailed and received at, the principal executive offices of the Company not later than the tenth (10th) day following the day on which “public disclosure” of the date of such meeting was first made by the Company. In no event shall any adjournment or postponement of an annual general meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of such notice.

At least 14 clear days’ notice of an extraordinary general meeting and 21 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the time and place of the meeting and, in the case of special business, the general nature of the business to be conducted and further, in the case of any matter for which approval by special resolution shall be required, the intention to propose such a special resolution. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act, any annual or extraordinary general meeting may be called by shorter notice, if it is so agreed: (a) in the case of a meeting called as an annual general meeting, by all the shareholders entitled to attend and vote thereat, and (b) in the case of any other meeting, by a majority in number of the shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety five percent (95%) in nominal value of the issued shares giving that right.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the Articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded (a) by the chairman of the meeting; (b) by at least three shareholders present in person, by its duly authorized representative or by proxy for the time being entitled to vote at the meeting; (c) by a shareholder or shareholders present in person, by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; (d) by a shareholder or shareholders present in person, by its duly authorized representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right; or (e) if required by the rules of Nasdaq, by any director or directors who, individually or collectively, hold proxies in respect of shares representing five percent (5%) or more of the total voting rights at such meeting. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

We may by ordinary resolution passed at a general meeting, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of two director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The directors shall be entitled to such remuneration as the Board may determine.

No director shall be required to hold any shares of the Company by way of qualification and a director who is not a shareholder shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

A director may be removed by special resolution.

The office of a director shall be vacated if the director:

(a)	resigns his office by notice in writing delivered to the Company at the registered office or tendered at a meeting of the Board;

(b)	becomes of unsound mind or dies;

(c)	without special leave of absence from the Board, is absent from meetings of the Board for six (6) consecutive months and the Board resolves that his office be vacated;

(d)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(e)	is prohibited by law from being a director; or

(f)	ceases to be a director by virtue of any provision of the Cayman Companies Act or is removed from office pursuant to the Articles.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act, our Memorandum and Articles, our business shall be managed by the directors, who may exercise all our powers which are not by the Cayman Companies Act, any other law applicable to the Company or the Articles, or by the Articles required to be exercised by the Company in general meeting.

Without prejudice to the general powers conferred by our Articles to the Board, our Articles expressly provide the Board with the following powers:

(a)	to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed;

(b)	to give to any directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration; and

(c)	to resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Cayman Companies Act.

The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under the Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorized under the seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company’s seal.

Without prejudicing the freedom of the directors to establish any other committees, for so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on Nasdaq, the Board shall establish and maintain an audit committee, a compensation committee and a nominating and corporate governance committee as committees of the Board, the composition and responsibilities of which shall comply with the FINRA Rules, the rules and regulations of the SEC and the rules and regulations of Nasdaq, as appropriate.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company must declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. Following a declaration being made, subject to any separate requirement for audit committee approval under applicable law or the listing rules of Nasdaq, and unless disqualified by the chairman of the relevant Board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Capitalization of Profits

The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the shareholders or any class of shareholders who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such shareholders respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such shareholders, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and any capital redemption reserve or fund representing unrealized profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such shareholders credited as fully paid.

Liquidation Rights

If we are wound up, the shareholders may, subject to the Articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf with the sanction of a resolution.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is not required to make its register of members open to inspection by shareholders;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company, except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil.

Register of Members

Under the Cayman Companies Act, we must keep a register of members which contains the following:

(a)	the names and addresses of the members of the Company;

(b)	a statement of the shares held by each member, which:

(i)	distinguishes each share by its number (so long as the share has a number);

(ii)	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

(iii)	confirms the number and category of shares held by each member; and

(iv)	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

(c)	the date on which the name of any person was entered on the register as a member; and

(d)	the date on which any person ceased to be a member.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. The register of members is promptly updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by the company should be rectified, where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands courts.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the United Kingdom. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, among other things, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company, and (unless the surviving or consolidated company is to be a non-Cayman Islands company) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless the member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, providing the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement. Any such arrangement must be approved by (a) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose and (b) seventy-five percent in value of the shareholders of each class of shareholders, as the case may be, with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, convened for that purpose, as applicable. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the court’s directions and the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares for which the offer has been made, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely, the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

(a)	a company act or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

(b)	an irregularity in the passing of a resolution which requires a qualified majority;

(c)	an act purporting to abridge or abolish the individual rights of a member; and

(d)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles provide to the extent permitted by law, we shall indemnify our directors, secretary and other officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and every one of their heirs, executors and administrators against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Our Articles further provide that each shareholder agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any director on account of any action taken by such director, or the failure of such director to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our Articles (which include the removal of a director by special resolution), the office of a director may be terminated forthwith if the director (a) becomes of unsound mind or dies, (b) without special leave of absence from the board of directors, is absent from meetings of the board of directors for six (6) consecutive months and the board of directors resolves that his office be vacated, (d) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors, (e) is prohibited by law from being a director, or (f) ceases to be a director by virtue of any provision of the Cayman Companies Law is removed from office pursuant to the Articles.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class, the necessary quorum for which shall be one or more persons holding or representing by proxy not less than one-third in nominal value of the issued voting shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our articles may only be amended by special resolution of our shareholders.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about shareholders of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us.

By virtue of your shareholding in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about, you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to deliver notices and information to you, (b) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (c) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, (d) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data is disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your shareholding in the Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, we may be unable to process and register your shareholding.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

History of Share Capital

The following is a history of our share capital for the past three years:

Share Capital Increase and Re-organization

On February 8, 2024, the Company held the 2023 annual general meeting of shareholders (the “Meeting”). At the Meeting, the shareholders of the Company approved the increase and re-organization of the Company’s authorized share capital, pursuant to which, the Company increased its authorized share capital from US$50,000 consisting of 500,000,000 ordinary shares of par value $0.0001 each to $500,000 consisting of 5,000,000,000 ordinary shares of par value US$0.0001 each (the “Share Capital Increase”).

Immediately following the Share Capital Increase, the Company re-designated and re-classified its authorized share capital so that the Company’s authorized share capital was changed from $500,000 consisting of 5,000,000,000 ordinary shares of par value US$0.0001 each to $500,000 divided into 3,500,000,000 Class A Ordinary Shares and 1,500,000,000 Class B Ordinary Shares, with shareholders entitled to one vote for each Class A Ordinary Shares and 20 votes for each Class B Ordinary Share they hold on all matters decided by way of poll.

Share Consolidation

On September 16, 2024, the extraordinary general meeting of shareholders of the Company was held, at which meeting, the shareholders resolved, by way of an ordinary resolution, that the authorized, issued and outstanding shares of the Company be consolidated by consolidating: (i) every 10 Class A Ordinary Shares into one Class A Ordinary Share; and (ii) every 10 Class B Ordinary Shares into one Class B Ordinary Share (the “Share Consolidation Resolution”). The share consolidation is conditional upon the approval of the Board, in its sole discretion, with effect as of the date the Board may determine (the “Effective Date”). The Effective Date must be a date within 12 months following the date of the Share Consolidation Resolution. The share consolidation is not yet effective as of the date of this prospectus and, pursuant to the Share Consolidation Resolution, may only be effected for the purpose of regaining compliance with Nasdaq Listing Rule 5550(a)(2) related to the minimum bid price per share of the Class A Ordinary Shares.

Share Issuances under the 2022 Plan

Our board of directors adopted the 2022 Plan in July 2022, effective as of July 11, 2022, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. Under the 2022 Plan, the maximum aggregate number of shares that may be issued pursuant to all awards shall be 3,679,200 ordinary shares.

The Company filed a registration statement on Form S-8 on August 26, 2022 and reserved 3,679,200 ordinary shares issuable pursuant to the 2022 Plan. As of the date of this prospectus, the Company has issued 3,097,950 shares under the 2022 Plan to qualified persons. Among the 3,097,950 issued shares, 2,375,200 were issued to the affiliates of the Company, and 722,750 to the non-affiliates of the Company.

2024 Plan

At the Meeting held on February 8, 2024, the shareholders of the Company approved the 2024 Plan. The Company adopted the 2024 Plan for the granting of certain awards, including restricted share units, to employees, directors, and non-employees to provide an additional incentive for their services. The maximum number of Class A Ordinary Shares that may be delivered pursuant to awards granted to the eligible persons under the 2024 Plan may not exceed 2,613,000 Class A Ordinary Shares. The Company has not granted any awards under the 2024 Plan to its employees, directors, and non-employees as of the date of this prospectus.

Share Issuances under the 2024 Subscription Agreement

On October 18, 2024, the Company entered into a subscription agreement with Chong Ee Chang, a Malaysian citizen. Pursuant to the subscription agreement, Chong Ee Chang agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to Chong Ee Chang an aggregate of 103,300 Class A Ordinary Shares of the Company, par value US$0.0001 per share, for an aggregate purchase price of $100,000. The Company received the subscription proceeds on February 25, 2025.

2025 Plan

On March 1, 2025, the Board approved the 2025 Plan, which was amended by the Board on February 2, 2026. The Company adopted the 2025 Plan for the granting of certain awards, including restricted share units, to employees, directors, and non-employees to provide an additional incentive for their services. The maximum number of Ordinary Shares that may be delivered pursuant to awards granted to the eligible persons under the 2025 Plan may not exceed 4,000,000 Ordinary Shares. The Company has not granted any awards under the 2025 Plan to its employees, directors, and non-employees as of the date of this prospectus.

2025 Registered Direct Offerings

On July 31, 2025, we entered into a securities purchase agreement with an investor, pursuant to which we issued and sold in a registered direct offering 1,000,000 Class A Ordinary Shares. The offering price for the Class A Ordinary Shares issued and sold in the foregoing transaction was $0.55 per Class A Ordinary Share. The closing of the transaction took place on September 23, 2025. The gross proceeds to the Company were $550,000 before deducting the offering expenses. The 1,000,000 Class A Ordinary Shares were offered by the Company pursuant to the Prior Registration Statement on Form F-3 (File No. 333-272386), which registration statement was filed by us with the SEC on June 2, 2023, amended on July 13, 2023, and August 2, 2023, and declared effective by the SEC on August 9, 2023.

On August 8, 2025, we entered into a securities purchase agreement with an investor, pursuant to which we issued and sold in a registered direct offering 3,000,000 Class A Ordinary Shares. The offering price for the Class A Ordinary Shares issued and sold in the foregoing transaction was $0.55 per Class A Ordinary Share. The closing of the transaction took place on October 3, 2025. The gross proceeds to the Company were $1,650,000 before deducting the offering expenses. The 3,000,000 Class A Ordinary Shares were offered by the Company pursuant to the Prior Registration Statement.

2025 Private Placement

On November 3, 2025, we entered into certain subscription agreements (the “2025 Subscription Agreements”) with three purchasers (collectively, the “2025 Purchasers”) and the private placement closed on November 19, 2025. Pursuant to the 2025 Subscription Agreements and in reliance on Rule 902 of Regulation S promulgated under the Securities Act, the 2025 Purchasers subscribed for and purchased from the Company, and the Company issued and sold to the Purchasers, an aggregate of 7,000,000 Class A Ordinary Shares, together with warrants to purchase up to 3,500,000 Class A Ordinary Shares (the “Warrants”), at a combined purchase price of $0.80 per unit, each unit consisting of one Class A Ordinary Share and one-half of one Warrant, for an aggregate purchase price of $5,600,000. The Warrants have an exercise price of $0.80 per share, are initially exercisable immediately upon issuance, and expire one year from the date of issuance.

Non-Compliance with Nasdaq’s Minimum Bid Price Requirement

On May 20, 2026, the Company received a written notification letter (the “Notification Letter”) from the Listing Qualifications Department of Nasdaq, advising the Company that it is not in compliance with the minimum bid price requirement set forth in the Nasdaq Listing Rules for continued listing on the Nasdaq. The Notification Letter does not impact the Company’s listing on Nasdaq at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until November 16, 2026, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s Class A Ordinary Shares must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by November 16, 2026, the Company may be eligible for additional time to regain compliance or may face delisting. The Company’s business operations are not affected by the receipt of the Notification Letter. The Company intends to monitor the closing bid price of its Class A Ordinary Shares and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse share split of its outstanding Class A Ordinary Shares, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

2026 Registered Direct Offering

 On May 21, 2026, we entered into a certain securities purchase agreement with the investors named therein, pursuant to which we agreed to issue and sell in a registered direct offering 3,600,000 Class A Ordinary Shares. The offering price for the Class A Ordinary Shares in the foregoing transaction was $0.55 per Class A Ordinary Share. The closing of the transaction took place on June 26, 2026. The gross proceeds to the Company were $1,980,000 before deducting the offering expenses. The 3,600,000 Class A Ordinary Shares were offered by the Company pursuant to the Prior Registration Statement on Form F-3 (File No. 333-272386), which registration statement was filed by us with the SEC on June 2, 2023, amended on July 13, 2023, and August 2, 2023, and declared effective by the SEC on August 9, 2023.

2026 Private Placement

On June 16, 2026, we entered into a subscription agreement (the “2026 Subscription Agreement”) with a certain purchaser (the “2026 Purchaser”) and the private placement closed on June 29, 2026. Pursuant to the 2026 Subscription Agreement and in reliance on Rule 902 of Regulation S promulgated under the Securities Act, the 2026 Purchaser subscribed for and purchased from the Company, and the Company issued and sold to the 2026 Purchaser 15,841,585 Class A Ordinary Shares, at a purchase price of $1.01 per share, for a purchase price of approximately $16.0 million.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. The forms of indentures are filed as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We will issue the debt securities in registered form which will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares will not have any rights of holders of Class A Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We will issue the warrants in registered form which will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares will not have any rights of holders of Class A Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, debt securities and warrants, rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$577
FINRA fees		$1,127
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2025.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC laws and regulations will be passed upon for us by Jincheng Tongda & Neal Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The audited consolidated financial statements of E-Power Inc. and its subsidiaries and affiliated entities for the fiscal years ended December 31, 2025 and 2024 incorporated in this prospectus supplement by reference to the 2025 Annual Report, have been so incorporated by reference in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The office of Wei, Wei & Co., LLP is located at 133-10 39th Avenue, Flushing, NY 11354.

The audited consolidated financial statements of E-Power Inc. and its subsidiaries and affiliated entities for the fiscal year ended December 31, 2023 incorporated in this prospectus supplement by reference to the 2025 Annual Report, have been so incorporated by reference in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The office of Marcum Asia CPAs LLP is located at Seven Penn Plaza, Suite 830, New York, NY 10001.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 14, 2026;

(2)	our current reports on Form 6-K filed with the SEC on August 8, 2025, September 26, 2025, October 3, 2025, November 6, 2025, November 19, 2025, December 2, 2025, January 7, 2026, June 9, 2026, June 23, 2026, and July 1, 2026;

(3)	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on February 4, 2021, including any amendments and reports filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our 2025 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

E-Power Inc.

Room 703, West Zone, R&D Building

Zibo Science and Technology Industrial Entrepreneurship Park, No. 69 Sanying Road

Zhangdian District, Zibo City, Shandong Province

People’s Republic of China

Tel: 861082967728

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a different body of securities laws as compared to the United States and provides less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of the assets of our PRC subsidiaries, or the VIE and its subsidiaries are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Jincheng Tongda & Neal Law Firm, our counsel with respect to PRC laws and regulations, has advised us that there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier (Cayman) LLP, our counsel with respect to the laws of the Cayman Islands, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of the United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Ogier (Cayman) LLP has further advised us that, in those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments, the courts of the Cayman Islands may recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without a retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the amount for which the judgment was issued, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes, a fine, or a penalty, inconsistent with a Cayman Islands judgment on the same matter, impeachable on the grounds of fraud, or obtained in a manner or of a kind that would be contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act, where the liabilities imposed by those provisions are penal in nature or otherwise contrary to Cayman Islands public policy. Ogier (Cayman) LLP has informed us that whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands to be unenforceable, due to it being penal or punitive in nature or otherwise, will be fact specific. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Jincheng Tongda & Neal Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between the PRC and the United States for the mutual recognition and enforcement of court judgments. Jincheng Tongda & Neal Law Firm has further advised us that under PRC laws and regulations, courts in the PRC will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC laws and regulations or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in the PRC difficult.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles provide to the extent permitted by law, we shall indemnify our directors, secretary and other officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and every one of their heirs, executors and administrators against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Our Articles further provide that each shareholder agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any director on account of any action taken by such director, or the failure of such director to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-8 (File No. 333-297545, filed with the SEC on July 17, 2026)
4.2*	Form of Preferred Shares
4.3*	Form of Debt Security
4.4*	Form of Warrant Agreement and Warrant Certificate
4.5*	Form of Unit Agreement and Unit Certificate
4.6**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.7**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Ogier (Cayman) LLP
23.1**	Consent of Wei, Wei & Co., LLP
23.2**	Consent of Marcum Asia CPAs LLP
23.3**	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.4**	Consent of Jincheng Tongda & Neal Law Firm
24.1**	Power of Attorney (included on signature page)
25.1****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	Previously filed.
****	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zibo, the People’s Republic of China, on July 24, 2026.

E-Power Inc.

By:	/s/ Haiping Hu
Haiping Hu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haiping Hu	Chief Executive Officer, Director, and	July 24, 2026
Name: Haiping Hu	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Chao Liu	Chief Financial Officer and Director	July 24, 2026
Name: Chao Liu	(Principal Accounting and Financial Officer)

/s/ Xin Zhang	Director	July 24, 2026
Name: Xin Zhang

/s/ Xiang Luo	Director	July 24, 2026
Name: Xiang Luo

/s/ Mang Wong	Director	July 24, 2026
Name: Mang Wong

*By:	/s/ Haiping Hu
Name: Haiping Hu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of E-Power Inc., has signed this registration statement or amendment thereto in New York, NY on July 24, 2026.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.